Exhibit 99.1

NEWS RELEASE

RAMBUS REPORTS SECOND QUARTER FINANCIAL RESULTS

Second Quarter Fiscal 2011 Business and Financial Highlights

•	Acquired Cryptography Research Incorporated
•	Signed five-year patent license agreement with Freescale Semiconductor
•	Unveiled Pentelic™ lighting solutions, demonstrating unprecedented performance for LED-based lighting products
•	Announced breakthrough clocking technology for high-speed interfaces
•	Revenue of $66.2 million; non-GAAP customer licensing income of $73.0 million
•	GAAP diluted loss per share of $0.10; non-GAAP diluted income per share of $0.11

SUNNYVALE, Calif. – July 21, 2011 – Rambus Inc. (NASDAQ:RMBS), one of the world’s premier technology licensing companies, today reported financial results for the second quarter ended June 30, 2011.

GAAP Financial Results:

Revenue for the second quarter of 2011 was $66.2 million, up 6% sequentially from the first quarter of 2011 primarily due to the recognition ($25.0 million) of Samsung’s quarterly licensing payment to revenue in the second quarter of 2011. As compared to the second quarter of 2010, revenue was up 70% primarily due to the Samsung payment in the second quarter of 2011 as well as revenue recognized from agreements signed with Elpida and Nvidia in the second half of 2010.  Revenue for the six months ended June 30, 2011 was $128.7 million, down 36% over the same period of last year, due to the initial recognition of revenue from the settlement agreement signed with Samsung during the first quarter of 2010.

Total operating costs and expenses for the second quarter of 2011 were $68.7 million, which included general litigation expenses of $11.5 million and Cryptography Research Inc. (“CRI”) related deal costs, retention bonus and amortization expenses of $8.4 million. This is compared to total operating costs and expenses for the first quarter of 2011 of $54.2 million, which included general litigation expenses of $9.2 million and the gain from settlement of $6.2 million. Total operating costs and expenses in the second quarter of 2010 were $45.5 million, which included general litigation expenses of $5.2 million and the gain from settlement of $10.3 million.

Total operating costs and expenses for the six months ended June 30, 2011 were $122.9 million, which included a $6.2 million gain related to the Samsung settlement, $14.3 million of stock-based compensation expenses and $1.9 million for previous stock-based compensation restatement and related legal expenses.  This is compared to total operating costs and expenses of $5.2 million, which included a $106.2 million gain related to the Samsung settlement, $15.8 million of stock-based compensation expenses and $2.2 million for previous stock-based compensation restatement and related legal expenses for the same period of 2010. General litigation expenses for the six months ended June 30, 2011 were $20.7 million, an increase of $8.5 million from the same period in 2010.

Net loss for the second quarter of 2011 was $10.6 million as compared to a net loss of $4.2 million in the first quarter of 2011 and a net loss of $12.5 million in the second quarter of 2010. Diluted net loss per share for the second quarter of 2011 was $0.10 as compared to a net loss per share of $0.04 in the first quarter of 2011 and a net loss per share of $0.11 in the second quarter of 2010.

Net loss for the six months ended June 30, 2011 was $14.8 million as compared to a net income of $138.4 million for the same period of 2010. Diluted net loss per share for the six months ended June 30, 2011 was $0.14 as compared to a net income per share of $1.18 for the same period of 2010.

Non-GAAP Financial Results (1):

Customer licensing income in the second quarter of 2011 was $73.0 million as compared to $68.7 million in the first quarter of 2011 and $49.2 million in the second quarter of 2010. Customer licensing income for the six months ended June 30, 2011 was $141.7 million as compared to $306.9 million in the same period of 2010.

Non-GAAP operating costs and expenses in the second quarter of 2011 were $50.6 million as compared to $49.9 million in the first quarter of 2011 and $45.1 million in the second quarter of 2010. Non-GAAP operating costs and expenses for the six months ended June 30, 2011were $100.5 million as compared to $91.2 million in the same period of 2010.

Non-GAAP operating income in the second quarter of 2011 was $22.3 million as compared to $18.8 million in the first quarter of 2011 and $4.1 million in the second quarter of 2010. Non-GAAP operating income for the six months ended June 30, 2011 was $41.1 million as compared to $215.7 million in the same period of 2010.

Non-GAAP net income in the second quarter of 2011 was $12.4 million as compared to $10.2 million in the first quarter of 2011 and $1.4 million in the second quarter of 2010. Non-GAAP net income for the six months ended June 30, 2011 was $22.6 million as compared to $135.8 million in the same period of 2010.

Other Financial Highlights:

Cash, cash equivalents, and marketable securities as of June 30, 2011 were $359.4 million, a decrease of approximately $149.2 million from March 31, 2011. The decrease was primarily due to $168.8 million of cash used in the acquisition of Cryptography Research, Inc. offset by cash provided from operations.

On July 20, 2011, the Company received notice from Samsung exercising their right to put back approximately 4.8 million shares of the Company’s common stock for an aggregate amount of $100.0 million, in accordance with the terms of the Stock Purchase Agreement with Samsung dated January 19, 2010.

During the quarter ended June 30, 2011, the Company recorded an income tax provision of approximately $2.1 million. As the Company continues to maintain a valuation allowance against its U.S. deferred tax assets, the Company’s tax provision consists of primarily state, foreign and withholding taxes.

The company will host a conference call today at 2:00 p.m. PT today to discuss its financial results. The call, audio and slides will be available online at http://investor.rambus.com/events.cfm.  A replay will be available following the call on Rambus' Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 83829526.

Forward Looking Statements:

This press release may contain forward-looking statements related to our estimates and expectations for future financial performance and other related events. Actual results may differ materially from those contained in any forward-looking statements. Please refer to the documents Rambus files with the U.S. Securities and Exchange Commission (“SEC”), including Rambus’ most recent Form 10-K and Form 10-Q. These SEC filings contain and identify important factors that could cause Rambus’ consolidated financial results to differ materially from those contained in Rambus’ forward-looking statements. Although Rambus believes that the expectations reflected in the forward-looking statements are reasonable, Rambus cannot guarantee future results, levels of activity, performance or achievements. Rambus is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results. Our business generally is subject to a number of risks which are described more fully in our SEC filings including our Forms 10-K and 10-Q.

(1)	Non-GAAP Financial Information:

In the commentary set forth above and/or in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: customer licensing income, operating costs and expenses, operating income and net income. In computing each of these non-GAAP financial measures, the Company combines revenue and gain from settlement and excludes charges or gains relating to: stock-based compensation expenses, amortization expenses, costs of restatement and related legal activities and non-cash interest expense. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

Our non-GAAP financial measures reflect adjustments based on the following items:

Customer licensing income. Customer licensing income includes the Company’s measure of the total royalties received from our customers under our licensing agreement with them. Prior to the second quarter of 2011, the Company bifurcated royalty payments that it received from Samsung between revenue and gain from settlement, which was reflected as a contra expense in operating expenses. The Company has combined revenue from our customers, including Samsung, and the gain from the Samsung settlement as customer licensing income to reflect the total amounts received from our customers, including Samsung under the relevant agreements. In addition, the Company has also included a patent royalty payment received from a customer pursuant to signed agreements, which has not yet been recognized as revenue as not all revenue recognition criteria were met during the second quarter.  Upon meeting all of the revenue recognition criteria, the Company will recognize this cash payment as revenue.

Stock-based compensation expense. These expenses consist primarily of expenses related to employee stock options, employee stock purchase plans, employee restricted stock and employee restricted stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with other peer companies.

CRI related deal costs and retention bonus expense. These expenses include all direct acquisition costs of CRI and the current periods’ portion of the $50.0 million retention bonus expense which is payable to certain CRI employees and contractors. The Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the core operation of the Company’s business.

Costs of restatement and related legal activities. These expenses consist primarily of investigation, audit, legal and other professional fees related to the 2006-2007 stock option investigation and related litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these non-recurring costs and recoveries have no direct correlation to the core operation of the Company’s business.

Non-cash interest expense. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s on-going operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assumes net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 36 percent. Accordingly, the Company has applied the 36 percent tax rate to its non-GAAP financial results to assist the Company’s planning for future periods.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.:

Rambus is one of the world’s premier technology licensing companies. As a company of inventors, Rambus focuses on the development of technologies that enrich the end-user experience of electronic systems. Additional information is available at www.rambus.com.

RMBSFN

Contacts:

Linda Ashmore
Public Relations
Rambus Inc.
(408) 462-8411
lashmore@rambus.com

Nicole Noutsios
Investor Relations
Rambus Inc.
(408) 462-8050
nnoutsios@rambus.com

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$179,804	$215,262
Marketable securities	179,550	296,747
Accounts receivable	1,354	2,600
Prepaids and other current assets	10,448	10,898
Deferred taxes	2,420	2,420
Total current assets	373,576	527,927
Deferred taxes, long-term	3,023	2,974
Intangible assets, net	194,205	40,986
Goodwill	115,148	18,154
Property, plant and equipment, net	71,187	67,770
Other assets	6,038	5,361
Total assets	$763,177	$663,172

LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$11,896	$5,952
Accrued salaries and benefits	15,175	31,634
Accrued litigation expenses	7,635	4,060
Deferred revenue	9,574	2,482
Other accrued liabilities	6,966	11,683
Total current liabilities	51,246	55,811
Long-term liabilities:
Convertible notes, long-term	127,258	121,500
Long-term imputed financing obligation	34,596	27,899
Other long-term liabilities	9,884	9,679
Total long-term liabilities	171,738	159,078
Contingently redeemable common stock	113,500	113,500
Total stockholders’ equity	426,693	334,783
Total liabilities, contingently redeemable common stock and stockholders’ equity	$763,177	$663,172

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Royalties	$60,970	$38,192	$120,205	$198,734
Contract revenue	5,244	670	8,536	1,992
Total revenue	66,214	38,862	128,741	200,726
Operating costs and expenses:
Cost of revenue (1)	6,058	1,804	9,207	3,658
Research and development (1)	24,220	22,985	47,537	44,676
Marketing, general and administrative (1)	37,732	29,408	70,464	60,935
Costs of restatement and related legal activities	712	1,638	1,871	2,164
Gain from settlement	—	(10,300)	(6,200)	(106,200)
Total operating costs and expenses	68,722	45,535	122,879	5,233
Operating income (loss)	(2,508)	(6,673)	5,862	195,493
Interest and other income (expense), net	(777)	316	(1,429)	741
Interest expense	(5,212)	(3,740)	(10,384)	(9,756)
Interest and other expense, net	(5,989)	(3,424)	(11,813)	(9,015)
Income (loss) before income taxes	(8,497)	(10,097)	(5,951)	186,478
Provision for income taxes	2,088	2,393	8,864	48,069
Net income (loss)	$(10,585)	$(12,490)	$(14,815)	$138,409
Net income (loss) per share:
Basic	$(0.10)	$(0.11)	$(0.14)	$1.22
Diluted	$(0.10)	$(0.11)	$(0.14)	$1.18
Weighted average shares used in per share calculation
Basic	109,992	113,321	108,809	113,227
Diluted	109,992	113,321	108,809	117,434

_________
(1) Total stock-based compensation expense for the three and six month periods ended June 30, 2011 and June 30, 2010 are presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of revenue	$286	$29	$409	$129
Research and development	$2,490	$2,703	$5,002	$5,272
Marketing, general and administrative	$4,253	$5,199	$8,908	$10,364

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenue	$66,214	$62,527	$38,862	$128,741	$200,726
Adjustments:
Gain from settlement	—	6,200	10,300	6,200	106,200
Other patent royalties received	6,750	—	—	6,750	—
Total customer licensing income	$72,964	$68,727	$49,162	$141,691	$306,926

Operating costs and expenses	$68,722	$54,157	$45,535	$122,879	$5,233
Adjustments:
Stock-based compensation	(7,029)	(7,290)	(7,931)	(14,319)	(15,765)
CRI related deal costs and retention bonus	(6,335)	—	—	(6,335)	—
Amortization	(4,003)	(1,979)	(1,202)	(5,982)	(2,288)
Costs of restatement and related legal activities	(712)	(1,159)	(1,638)	(1,871)	(2,164)
Gain from settlement	—	6,200	10,300	6,200	106,200
Non-GAAP operating costs and expenses	$50,643	$49,929	$45,064	$100,572	$91,216

Operating income (loss)	$(2,508)	$8,370	$(6,673)	$5,862	$195,493
Adjustments:
Other patent royalties received	6,750	—	—	6,750	—
Stock-based compensation	7,029	7,290	7,931	14,319	15,765
CRI related deal costs and retention bonus	6,335	—	—	6,335	—
Amortization	4,003	1,979	1,202	5,982	2,288
Costs of restatement and related legal activities	712	1,159	1,638	1,871	2,164
Non-GAAP operating income	$22,321	$18,798	$4,098	$41,119	$215,710

Income (loss) before income taxes	$(8,497)	$2,546	$(10,097)	$(5,951)	186,478
Adjustments:
Other patent royalties received	6,750	—	—	6,750	—
Stock-based compensation	7,029	7,290	7,931	14,319	15,765
CRI related deal costs and retention bonus	6,335	—	—	6,335	—
Amortization	4,003	1,979	1,202	5,982	2,288
Costs of restatement and related legal activities	712	1,159	1,638	1,871	2,164
Non-cash interest expense on convertible notes	3,056	3,016	1,584	6,072	5,444
Non-GAAP income (loss) before income taxes	$19,388	$15,990	$2,258	$35,378	212,139
Non-GAAP provision for income taxes	6,990	5,756	813	12,746	76,370
Non-GAAP net income	$12,398	$10,234	$1,445	$22,632	$135,769

Non-GAAP basic net income per share	$0.11	$0.10	$0.01	$0.21	$1.20
Non-GAAP diluted net income per share	$0.11	$0.09	$0.01	$0.20	$1.16
Weighted average shares used in non-GAAP per share calculation:
Basic	109,992	107,613	113,321	108,809	113,227
Diluted	112,067	110,626	117,399	111,176	117,434